UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2012

WELLS CORE OFFICE INCOME REIT, INC.
(Exact name of registrant specified in its charter)

Maryland	000-54248	26-0500668
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

6200 The Corners Parkway
Norcross, Georgia 30092-3365
(Address of principal executive offices)

Registrant's telephone number, including area code: (770) 449-7800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Definitive Material Agreement
Advisory Agreement Renewal
Effective September 19, 2012, the advisory agreement among Wells Core Office Income REIT, Inc. (the "Registrant”) and Wells Core Office Income REIT Advisory Services, LLC was renewed through June 10, 2013. The terms of the agreement, other than the change in the expiration date of the agreement from November 6, 2012 to June 10, 2013, are identical to those of the advisory agreement in effect through November 6, 2012, which was filed as Exhibit 10.3 to the Registrant's Form 10-Q filed on August 13, 2012 and incorporated by reference herein.

Item 8.01. Other Events
On September 19, 2012, the board of directors of the Registrant determined that it is in the best interest of the Registrant not to conduct a follow-on public offering of shares of the Registrant's common stock. Therefore, the Registrant's ongoing "best efforts" public offering is expected to terminate on June 10, 2013, pursuant to its terms.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS CORE OFFICE INCOME REIT, INC.

Dated: September 24, 2012	By:	/s/ Douglas P. Williams
Douglas P. Williams
Executive Vice President, Secretary and Treasurer

3